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                                                                       EXHIBIT 5



                                September , 1999

Board of Directors
Navidec, Inc.
14 Inverness Drive
Suite F-116
Englewood, CO  80112

Gentlemen:

         Navidec, Inc., a Colorado corporation (the "Company"), has filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, a Registration Statement on Form S-3 (the "Registration Statement") relating to an offering of 2,500,000 shares of common stock, no par value, of the Company (the "Shares").


         You have requested our opinion in connection with the Company's filing of the Registration Statement. In this connection, we have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction as being true copies, of all such records of the Company, all such agreements, certificates of officers of the Company and others, and such other documents, certificates and corporate or other records as we have deemed necessary as a basis for the opinion expressed in this letter, including, without limitation, the Company's Articles of Incorporation, the Registration Statement and the prospectus which forms a part of the Registration Statement (the "Prospectus").


         In our examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as certified or photostatic copies.

         We have investigated such questions of law for the purpose of rendering the opinions in this letter as we have deemed necessary. We express no opinion in this letter concerning any law other than the law of the State of Ohio and the federal law of the United States of America. We assume, with your permission and without independent review, that insofar as the law of the State of Colorado may be applicable to any matters opined to herein, such law is identical to the law of the State of Ohio, but we express no opinion as to the extent to which the law of the State of Ohio or the law of any other jurisdiction may apply.


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Board of Directors
Navidec, Inc.
September   , 1999
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         On the basis of and in reliance on the foregoing, we are of the opinion that the Shares, when and if issued against payment therefore in accordance with the Underwriting Agreement described in the Prospectus, will be validly issued, fully paid and non-assessable.



         The opinion in this letter is rendered only to the Company in connection with the filing of the Registration Statement. We consent to the filing of this letter as an exhibit to the Registration Statement and to being named in the Prospectus under the heading "Legal Matters" as counsel for the Company. The opinion may not be relied upon by the Company for any other purpose. This letter may not be paraphrased, quoted or summarized, nor may it be duplicated or reproduced in part.


                                                 Very truly yours,

                                                 BENESCH, FRIEDLANDER,
                                                 COPLAN & ARONOFF LLP